150301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20110265479-27
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/08/2011 9:10 AM
	Entity Number E0786022006-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Apptech Corp.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series C Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The undersigned, a duly authorized officer of AppTech Corp., a Nevada corporation (the "Company"), in accordance with the provisions of the Nevada Revised Statues, hereby amends and restates Section 4.1 of the Certificate of Designation of the Series C Convertible Preferred Stock as follows: (continued on following page)

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(continued from Amendment to Certificate of Designation After Issuance of Class or Series)
(Series C)

SECTION 4

CONVERSION RIGHTS

4.01 Conversion. Subject to the limitations set forth herein below, each share of Series C Preferred Stock shall be convertible (the "Conversion Rights"), at the option of the holder thereof at any time and from time to time, into one-half of one percent of the issued and outstanding shares of the Company's Common Stock (also referred to as "Conversion Shares") at the time of the conversion. The shares of Company Common Stock received upon conversion shall be fully paid and non-assessable shares.